                                                                       EXHIBIT 1


                           SIMON DEBARTOLO GROUP, L.P.
                        (a Delaware limited partnership)

                                 Debt Securities

                                 TERMS AGREEMENT

                                                                   July 17, 1997

To: Simon DeBartolo Group, L.P.
    Simon Property Group, L.P.
    National City Center
    115 West Washington Street
    Suite 15 East
    Indianapolis, Indiana 46204

Ladies and Gentlemen:

         We understand that Simon DeBartolo Group, L.P., a Delaware limited partnership (the "Operating Partnership"), proposes to issue and sell $250,000,000 aggregate principal amount of debt securities (hereinafter the "Initial Underwritten Securities") as guaranteed by Simon Property Group, L.P., a Delaware limited partnership ("SPG, LP"). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the respective number of Initial Underwritten Securities as guaranteed by SPG, LP set forth below opposite their names at the purchase price set forth below


                                                 Principal Amount  Principal Amount
Underwriter                                        of 2004 Notes    of 2009 Notes
-----------                                        ------------      -----------
Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated ...........      $ 25,000,000       37,500,000

Chase Securities Inc. .......................        25,000,000               --

Lehman Brothers Inc. ........................                --       37,500,000

J.P. Morgan Securities Inc. .................                --       37,500,000

Morgan Stanley & Co. Incorporated ...........                --       37,500,000

Salomon Brothers Inc. .......................        25,000,000               --

UBS Securities LLC ..........................        25,000,000               --
                                                   ------------      -----------
         Total ..............................      $100,000,000      150,000,000
                                                   ============      ===========

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           The Underwritten Securities shall have the following terms:

Title: 6 3/4% Notes due 2004 (the "2004 Notes") 7% Notes due 2009 (the "2009 Notes")

Rank: The Underwritten Securities will rank pari passu with each other and with all other unsecured and unsubordinated indebtedness of the Operating Partnership except that the Underwritten Securities will be effectively subordinated to (i) the prior claims of each secured mortgage lender to any specific Portfolio Property which secures such lender's mortgage and (ii) any claims of creditors of entities wholly or partly owned, directly or indirectly, by the Operating Partnership.

Ratings:                            Baa1 by Moody's Investor Service
                                    BBB by Standard & Poor's
                                    BBB+ by Fitch Investors Service, L.P.

Aggregate principal amount:         $100,000,000
                                    $150,000,000

Currency of payment:                U.S. Dollars

Interest rate or formula:           The interest rate for the 2004 Notes is
                                    6 3/4%; the interest rate for the 2009 Notes is 7%

Interest payment dates:             Interest on the 2004 Notes and the 2009
                                    Notes is payable semi-annually in arrears on each July 15 and January 15, commencing
                                    January 15, 1998.

Stated maturity date:               The 2004 Notes will mature on July 15, 2004
                                    and the 2009 Notes will mature on July 15, 2009.

Redemption provisions:              The Underwritten Securities are redeemable
                                    at any time at the option of the Operating
                                    Partnership, in whole or in part, at a
                                    redemption price equal to the sum of (i) the principal amount of the Underwritten
                                    Securities being redeemed plus accrued
                                    interest to the redemption date and (ii) the Make-Whole Amount, if any.

Sinking fund requirements:          None

Conversion provisions:              None

Listing requirements:               None

Black-out provisions:               None

Guarantee:                          SPG, LP will guarantee the due and punctual
                                    payment of the principal of, premium, if any, interest on, and any other amounts payable with respect to, the Underwritten
                                    Securities, when and as the same shall
                                    become due and payable, whether at a
                                    maturity date, on redemption, by declaration of acceleration or otherwise.

Initial public offering price:      For the 2004 Notes, 99.575% of the principal
                                    amount, plus accrued interest or amortized original issue discount, if any, from date of issuance; for the 2009 Notes, 99.284% of the principal amount, plus accrued interest or amortized original issue discount, if any, from date of issuance.

Purchase price per Note:            For the 2004 Notes, 98.950% of principal
                                    amount, plus accrued interest or amortized original issue discount, if any, from date of issuance (payable in same day funds); for the 2009 Notes, 98.609% of principal amount, plus accrued interest or amortized original issue discount, if any, from date of issuance (payable in same day funds).

Lock-Up Provisions:                 None

Other terms and conditions:         The 2004 Notes and the 2009 Notes shall be
                                    in the form of Exhibits A and B,
                                    respectively, to the Fourth Supplemental
                                    Indenture, dated as of July 22, 1997,
                                    between the Partnerships and The Chase
                                    Manhattan Bank.

Closing date and location:          July 22, 1997 at the offices of Rogers &
                                    Wells, 200 Park Avenue, New York, New York
                                    10166.

         All of the provisions contained in the document attached as Annex I hereto entitled "SIMON DEBARTOLO GROUP, L.P. AND SIMON PROPERTY GROUP, L.P.--Debt Securities together with the Guarantee Underwriting Agreement" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this
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Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

         Please accept this offer no later than six o'clock P.M. (New York City time) on July 17, 1997 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                    Very truly yours,

                                    MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                INCORPORATED


                                    By: /s/ Martin J. Cicco
                                        ---------------------------
                                        Name:
                                        Title: Authorized Signatory

          Acting on behalf of itself and the other named Underwriters.


Accepted:

SIMON DEBARTOLO GROUP, L.P.

By: SD Property Group, Inc.,
    Managing General Partner

    By: /s/ David Simon
        ------------------------------
        Name: David Simon
        Title: Chief Executive Officer


SIMON PROPERTY GROUP, L.P.

By: Simon DeBartolo Group, Inc.
    General Partner

    By: /s/ David Simon
        ------------------------------
        Name: David Simon
        Title: Chief Executive Officer